UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive proxy statement

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SURREY BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030

Telephone: (336) 783-3900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 27, 2006

To the Shareholders:

The 2006 Annual Meeting of the Shareholders of Surrey Bancorp (the “Company”) will be held:

•	Thursday, April 27, 2006

•	10:00 a.m., local time

•	Cross Creek Country Club

1129 Greenhill Road, Mount Airy, Surry County, North Carolina

or at any adjournments thereof, for the following purposes:

•	To elect eight directors to serve a one-year term until the Annual Meeting of Shareholders in 2007, or until their successors have been elected and qualified.

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 15, 2006 are entitled to notice of the meeting, and to vote at the meeting and any adjournments thereof. The Company’s stock transfer books will not be closed. Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting, and so even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and also attend, notify the Secretary when you arrive at the meeting that you wish to vote in person, you will be given a ballot, and the Company will disregard the proxy you return, provided you do vote in person or otherwise validly revoke your proxy. (For more details, see the attached Proxy Statement.)

By order of the Board of Directors,

Edward C. Ashby, III
President

Date: March 31, 2006

SURREY BANCORP

145 North Renfro Street

Mount Airy, North Carolina 27030

Telephone: (336) 783-3900

PROXY STATEMENT

ANNUAL MEETING

The Board of Directors (the “Board”) of Surrey Bancorp (the “Company”), hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held:

•	Thursday, April 27, 2006

•	10:00 a.m., local time

•	Cross Creek Country Club

1129 Greenhill Road, Mount Airy, Surry County, North Carolina

or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on March 15, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the Company’s 2005 Annual Report to Shareholders. The Company anticipated mailing this Proxy Statement on or about March 31, 2006.

You are invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you are requested to vote on the proposal described in this Proxy Statement by returning the enclosed appointment of proxy.

VOTING OF APPOINTMENTS OF PROXY

Your vote is important. Your shares can be voted at the annual meeting only if you attend the meeting or complete the enclosed appointment of proxy. You do not have to attend the meeting to vote. As an alternative, you may vote by executing and returning the enclosed appointment of proxy. The Board has named Pedro A. Pequeno and Mark H. Towe (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy in the enclosed form are properly executed and returned in time for the annual meeting, the shares they represent will be voted at the meeting in accordance with the directions given. If no directions are given on how to vote your shares, your appointment of proxy will be voted FOR the eight nominees for director named in Proposal 1 described below. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. If you return the appointment of proxy and do not indicate otherwise, the Proxies will be authorized to vote your shares in accordance with their best judgment on some matters not described in this Proxy Statement. These matters include approval of the minutes of the 2005 annual meeting; consideration of a motion to adjourn the annual meeting to another time or place, and matters for which the Company did not receive notice by February 21, 2006. As of the date the Company printed this Proxy Statement, the Company did not anticipate any other matters would be raised at the annual meeting.

Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders may complete and sign the accompanying appointment of proxy and mail it in the business return envelope provided or deliver it in person to the Company.

Street Name Holders. If you hold shares through a broker or other nominee, you are a “street name” shareholder. Street name shareholders who wish to vote at an annual meeting need to obtain the proxy materials from the institution that holds their shares and follow the voting instructions on that form.

REVOCATION OF APPOINTMENT OF PROXY

If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the Company’s Secretary in writing, or execute another appointment of proxy bearing a later date and file it with the Secretary, or vote in person at the meeting as described below. The address of the Secretary is:

Brenda Harding, Secretary

Surrey Bancorp

P.O. Box 1227

145 North Renfro Street

Mount Airy, North Carolina 27030

If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior appointment of proxy as described above, your prior appointment of proxy will be disregarded.

If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.

DEFINITION OF A QUORUM

The Company’s Bylaws provide that the holders of a majority of the Company’s outstanding Shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws also provide that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

HOW VOTES WILL BE COUNTED

Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. The appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 — Election of directors. In the election of directors under Proposal 1, the eight nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

EXPENSES OF SOLICITATION

We will pay the cost of this proxy solicitation. In addition to solicitation by mail, the Company’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.

DESCRIPTION OF THE VOTING SECURITIES

At the close of business on the voting record date, there were 1,491,091 shares of the Company’s common stock, no par value per share (sometimes referred to herein as the “Shares”), issued and outstanding and entitled to vote at the Annual Meeting. The Company is authorized to issue 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. At the close of business on the voting record date, there were 189,356 shares of non-voting convertible preferred stock issued and outstanding. On the voting record date, there were approximately 1,600 holders of record of the Company’s common stock.

BENEFICIAL OWNERSHIP OF SECURITIES

To the Company’s knowledge, as of December 30, 2005, listed below is the only shareholder of the Company that owned more than five percent of the Shares. The following table sets forth certain information as to this shareholder:

Name of Shareholder	Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Hylton Wright	176,885	11.7%
1234 Greenhill Road
Mount Airy, NC 27030

(1)	The ownership percentage of the named shareholder is calculated based on the total of 1,472,094 Shares issued and outstanding at December 30, 2005 plus the number of Shares that can be issued to that individual within 60 days of December 30, 2005 upon the exercise of stock options held by the individual plus the number of Shares that can be issued to that individual upon exercise of 35,715 shares of convertible preferred stock beneficially owned by the individual.

The following table shows, as of December 30, 2005, the number of securities beneficially owned by each director and by all directors and principal officers of the Company as a group:

Beneficial owner	Shares currently Owned (1)	Preferred currently owned (2)	Percent of Shares owned (3)
Edward C. Ashby, III (director, President & CEO)	64,874	4,643	4.3%
William A. Johnson (director)	31,863	3,600	2.1%
Elizabeth Johnson Lovill (director)	48,921	3,572	3.3%
Robert H. Moody (director)	41,789	3,572	2.8%
Pedro A. Pequeno II (Senior Vice President)	25,106	- 0 -	1.7%
F. Eugene Rees (director)	39,231	12,800	2.6%
Mark H. Towe (Senior Vice President and CFO)	7,946	- 0 -	*
Tom G. Webb (director)	33,627	1,800	2.2%
Buddy E. Williams (director)	31,862	5,372	2.2%
Hylton Wright (director)	176,885	35,715	11.7%
Directors and principal officers as a group (11 persons)	518,335	71,074	32.45%

NOTES:

*	Owns less than one percent of the outstanding common stock.

(1)	For each Director listed above, this column includes the number of Shares capable of being issued within 60 days of December 31, 2005, upon the conversion of the convertible preferred stock listed in the second column at the conversion rate shown in footnote (2) and upon the exercise of the following stock options held by the named individual: Ashby – 16,502 Shares; Johnson – 24,281 Shares; Lovill – 24,281 Shares; Moody – 24,281 Shares; Rees – 5,677 Shares; Towe – 2,438 Shares; Webb – 24,281 Shares; principal officers and directors as a group – 132,121 Shares. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following Shares and shares of convertible preferred stock for which the individual indicates that he or she shares voting and/or investment power: Ashby – 28,108 Shares; Johnson – 158 Shares; Moody – 475 Shares; Rees – 3,802 Shares and 1,800 shares of convertible preferred stock; Webb – 3,970 Shares; Williams – 1,747 Shares and 1,800 shares of convertible preferred stock; Wright – 34,792 Shares and 14,286 shares of convertible preferred stock; principal officers and directors as a group – 83,948 Shares and 17,886 shares of convertible preferred stock.
(2)	This column indicates the number of shares of convertible preferred stock held by the named individual at December 30, 2005. Each share of convertible preferred stock is convertible into 1.0434 shares of common stock.
(3)	The ownership percentage of each individual is calculated based on the total of 1,472,094 Shares issued and outstanding at December 30, 2005, plus the number of Shares that can be issued to that individual within 60 days of December 30, 2005 upon the exercise of stock options held by the individual plus the number of Shares into which that individual may convert his or her shares of convertible preferred stock. The ownership percentage of the group is based on the total Shares outstanding plus the number of Shares that can be issued to the entire group within 60 days of December 30, 2005 upon the exercise of all stock options held by the group plus the number of Shares into which the entire group may convert their shares of convertible preferred stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Board size and membership. Under the Company’s Charter and Bylaws, the number of directors shall be the number the Board determines from time to time prior to each annual meeting of shareholders at which directors are to be elected. That number cannot be less than five or more than twelve. The Board, by resolution, has fixed the number of directors for 2006 at eight. Other than the Company’s President and Chief Executive Officer, Mr. Edward C. Ashby, III, all of the members of the Board satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc.

All Directors to be elected at this Annual Meeting. At this Annual Meeting, all eight directors will be elected to serve one year terms expiring at the Annual Meeting of Shareholders in 2007, or until their successors are elected and qualified.

How votes will be counted. Unless you give instructions to the contrary, the Proxies will vote for the election of the eight nominees listed below by casting the number of votes for each nominee designated by the shareholder proxies. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxies have the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

Votes needed to elect. The eight nominees receiving the highest number of votes will be elected.

Board recommendation. The Board has nominated the eight incumbent Board members for re-election. These nominees have served as directors of Surrey Bank & Trust, the sole subsidiary and predecessor to the Company (the “Bank”), since its incorporation on July 15, 1996, with the exception of Director Rees, who has served since July 1997, and Director Williams, who has served since February 2001. The Board recommends that shareholders vote for each of the eight nominees.

Nominees. Listed below are the names of the nominees for election to the eight Board seats, their ages at December 31, 2005, and their principal occupations during the past five years.

Name and age	Principal occupation over last five years
Edward C. Ashby, III, 52	President and Chief Executive Officer, Surrey Bancorp since 2003; President and Chief Executive Officer, Surrey Bank & Trust.

William A. Johnson, 46	Vice President and Chief Financial Officer, J.G. Coram Company, Inc. (commercial and industrial construction), Mount Airy, North Carolina.

Elizabeth Johnson Lovill, 50	Vice President, Town & Country Builders, Inc. (residential construction); Owner, Lovill Enterprises (real estate development); Owner, Mountain Lumber Co. (pallet sales); Part Owner, Mayberry Pharmacy, LLC; Part Owner, High Cotton Interiors, LLC (retail sales); Part Owner, Seasons of Mt. Airy, LLC (retail sales); all of Mount Airy, North Carolina.

Robert H. Moody, 51	President of Moody Funeral Services, Inc.; Owner, Moody Investment Co., LLC (real estate); both of Mount Airy, North Carolina.

F. Eugene Rees, 55	President, F. Rees Clothing; President, Professional Rental Services; Owner, REF Properties; all of Mount Airy, North Carolina.

Tom G. Webb, 54	Commercial Real Estate Developer; Consultant; Member, Old North State Wine Growers Cooperative, Inc.; President, Kettlemaster, Inc. (food processor); all of Mount Airy, North Carolina.

Buddy E. Williams, 68	Retired; former President and Manager, Williams & Birkett, LLC until 2003; General Manager, Stuart Flooring Corporation until March 2003; both of Stuart, Virginia.

Hylton Wright, 81	Retired; Private Investor, Mount Airy, North Carolina.

Director relationships

Board relationships. No director or principal officer is related to another director or principal officer.

Other directorships: No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Director Nominations

Nominations for election to the Board are made by a vote of all the members of the Board other than the Company’s President and Chief Executive Officer, Mr. Edward C. Ashby, III, who is not independent within the meaning of the rules of The Nasdaq Stock Market, Inc. The Company does not have a Nominating Committee or a Nominating Committee charter. No nominations are contemplated for the foreseeable future in view of the current size of the Board unless there is a vacancy in the Board. The Company’s bylaws currently require that nominations for election to the Board shall be made by the Board. At such time as there is a need for nominations to the Board, the Board will consider amending the bylaws to create a Nominating Committee and it is anticipated that all the members of that Nominating Committee will satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc. All members of the Board are also directors of the subsidiary bank of the Company. The banking laws of the state of North Carolina require directors of a bank to own Shares having at least $1,000 in book value. The nomination of any person for election to the Board may be made by a shareholder entitled to vote on such election. See “HOW TO SUBMIT SHAREHOLDER PROPOSALS - Nominations of directors” in this proxy statement for further details.

Board Attendance and Fees

The Board held 12 meetings in 2005. All directors attended at least seventy-five percent of all Board meetings. In 2005, the directors received fees in the amount of $500 per board meeting and $200 per committee meeting. Directors are expected to receive fees in the amount of $625 per board meeting and $250 per committee meeting in 2006. It is the policy of the Board that all Directors attend shareholder meetings. All of the Directors attended the 2005 Annual Meeting.

During 2005, the Company adopted a deferred compensation plan under which directors may elect to defer their fees. Participating directors receive an additional 30% matching contribution and will be paid an annual benefit for a specified number of years after retirement, generally beginning at age 65. The maximum payout period is ten years. Deferred directors’ fees are held in a rabbi trust.

Committees of the Board of Directors

The Board has established the following committees on which all members of the Board serve, with the exception of the Audit Committee, which is composed of all members of the Board other than the President and Chief Executive Officer, Mr. Ashby, and the Compensation Committee, which is described below.

•	Executive Committee. The Executive Committee establishes and monitors all policies of the Company and compliance therewith. The Executive Committee did not meet in 2005. The chair of the Executive Committee is Director Moody.

•	Compensation Committee. The Compensation Committee establishes the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and provides oversight for the employee benefit plans for the other Company employees. The Committee is responsible for the Incentive Stock Option Plan and the Non-Employee Directors’ Stock Option Plan of the Company. The Compensation Committee met twice in 2005. The Compensation Committee consists of Directors Rees (chair), Moody, Webb and Wright.

•	Audit Committee. The Audit Committee recommends to the Board the engagement of the Company’s independent auditors, determines the scope of the annual audit and any special audit of the Company, oversees the administrative, operational and internal controls of the Company, reviews compliance with accounting policies and procedures and establishes and oversees an internal audit program. The Audit Committee met four times in 2005. The chair of the Audit Committee is Director Lovill. All of the members of the Audit Committee satisfy the audit committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc. William A. Johnson has been appointed as the audit committee financial expert. His qualifications to serve as the audit committee financial expert are listed under “Nominees” above.

•	Other standing committees. The Board has approved one additional standing committee, the Loan Committee, to which certain responsibilities have been delegated.

Report of the Audit Committee

In accordance with its written Charter (attached as Exhibit A), the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the rules of The Nasdaq Stock Market, Inc. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.

The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Principles No.90 (Communication with Audit Committees).

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and the Company that might bear on the auditors’ independence required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of nonaudit services with the auditor’s independence.

The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also discussed the interim financial information contained in earnings announcements with the independent auditors prior to the public release of each such announcement.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in its Annual Report on Form 10KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of the independent auditors.

This report is submitted by the Audit Committee: Directors Elizabeth Johnson Lovill (chair), William A. Johnson, Robert H. Moody, F. Eugene Rees, Tom G. Webb, Buddy E. Williams and Hylton Wright.

Shareholder Communications with Directors

The Company encourages all shareholders who wish to communicate with any of the Directors to send such inquiries by mail, telephone or email to the Company. The Company will forward all communications to the named Director or, if no particular Director is named, to the appropriate committee of the Board for consideration.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers to resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all senior officers, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Ethics is available on the website at http://www.surreybank.com. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our executive officers on that website.

Transactions with Directors and Officers

As the operating subsidiary of the Company, the Bank has had, and expects to have in the future, banking transactions in the ordinary course of the Bank’s business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features.

Reports of Changes in Beneficial Ownership

Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Shares. To the Company’s knowledge, all such required reports were timely filed.

MANAGEMENT OF THE COMPANY

Executive Officers

The Company’s Bylaws provide that the Board shall elect the officers of the Company for a term of one year. The executive officers subject to election have served in their present capacities since the Company’s incorporation.

Name and Age at 12/31/05	Principal Occupation Over Last Five Years
Edward C. “Ted” Ashby, III, 52	President and Chief Executive Officer, Surrey Bancorp since 2003; President and Chief Executive Officer, Surrey Bank & Trust.

Mark Harrison Towe, 49	Senior Vice President and Treasurer, Surrey Bancorp since 2003; Senior Vice President and Chief Financial Officer, Surrey Bank & Trust.

Pedro A. Pequeno II, 38	Senior Vice President and Assistant Secretary, Surrey Bancorp since 2003; Senior Vice President and Chief Lending Officer, Surrey Bank & Trust.

Brenda J. Harding, 64	Senior Vice President and Chief Operations Officer, Surrey Bancorp since 2003; Senior Vice President and Chief Operations Officer, Surrey Bank & Trust.

Executive Compensation

During 2005, all employees of the Company were compensated by the Bank, the principal subsidiary of the Company.

CEO compensation. This table sets forth certain information regarding cash and cash equivalent compensation paid by the Bank during the fiscal years ended December 31, 2003, 2004 and 2005 to or for our CEO and the other executive officers named in the table (our “named executive officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-term compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other annual comp($)(2)	Options/ SARs(#)	All Other Comp ($)(3)
Edward C. Ashby III	2005	139,750	25,000	- 0 -	- 0 -	35,663
President and CEO	2004	133,804	7,216	- 0 -	1,500	10,441
	2003	120,261	23,083	- 0 -	- 0 -	10,534

Pedro A. Pequeno II	2005	105,273	12,887	- 0 -	- 0 -	8,492
Senior Vice President	2004	100,679	12,878	- 0 -	- 0 -	4,542
	2003	85,855	9,880	- 0 -	- 0 -	3,829

Mark H. Towe	2005	89,768	10,899	- 0 -	- 0 -	11,842
Senior Vice President and CFO	2004	86,504	12,152	- 0 -	- 0 -	3,946
	2003	81,011	11,651	- 0 -	- 0 -	3,706

(1)	Bonus was paid in compensation year shown for performance during the previous compensation year.
(2)	The value of non-cash compensation paid to the chief executive officer of the Bank during the fiscal years disclosed did not exceed 10% of his cash compensation.
(3)	Includes director’s fees (for Mr. Ashby), matching contributions made by the Bank under the Bank’s salary deferral plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and the increase in the vested accrued benefit to be provided to the named executive officers under the Company’s Supplemental Employee Retirement Plan (beginning in 2005).

Option grants in 2005. No options to purchase shares of the common stock of the Company were granted to the named executive officers during 2005.

Total stock options held. The following table contains information with respect to stock options to purchase shares of the Common Stock held by the named executive officers in 2005.

AGGREGATED OPTION EXERCISES IN 2005, AND OPTION VALUES AT  DECEMBER 31, 2005

Name	Shares acquired on exercise (#)	Value realized ($)	Number of unexercised options at 12-31-05 (#): Exercisable/Unexercisable		Value of unexercised in-the-money options at 12-31-05 (1): Exercisable/Unexercisable
Edward C. Ashby, III	3,450	40,400	16,502	2,398	$246,508	$25,348
Pedro A. Pequeno II	508	7,036	- 0 -	609	- 0 -	$9,056
Mark H. Towe	- 0 -	- 0 -	2,439	609	$36,268	$9,056

(1)	Value represents the difference between the fair market value ($24.00) and the exercise price for the options at December 30, 2005.

Employment Agreements

Terms of the agreements. The Bank is a party to employment contracts with Edward C. Ashby, III, President and Chief Executive Officer of the Company, Pedro A. Pequeno II, Senior Vice President of the Company, and Mark H. Towe, Senior Vice President and Chief Financial Officer of the Company (the “Agreements”). The term of the Agreements is three years. On each anniversary of the effective date of the Agreements, the term of each Agreement is automatically extended for an additional one-year period beyond the then-effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date, advising the other that the Agreement shall not be further extended. No such notice has been given by either party. In addition, the officers have the option to terminate the contract upon sixty days written notice to the Bank. While each officer is employed by the Bank and for one year following termination of employment, the Agreements prohibit each officer from competing with the Bank.

Under the Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. For 2006, Mr. Ashby’s compensation has been established at $144,900, Mr. Pequeno’s compensation has been established at $109,265, and Mr. Towe’s compensation has been established at $93,172. Under the Agreements, each officer is entitled to all fringe benefits generally provided by the Bank for its employees.

Change of control provisions. The Agreements provides for certain payments to the officers upon any change of “control” of the Bank. “Control” is defined, under the Agreement, to mean any of the following events:

(i)	After the effective date of the Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

(ii)	The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

(iii)	All or substantially all of the assets of the Bank are sold, or otherwise transferred to, or are acquired by any other corporation, association or other person, entity, or group.

Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, that he has not been assigned duties, responsibilities, and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under his Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

Upon his termination of employment following a change in control, whether voluntary or involuntary, the Bank has agreed to pay each officer an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer’s option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under the Agreements, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officers or the disallowance of a deduction to the Bank.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company’s independent certified public accountant for the year ended December 31, 2005, was Larrowe & Company, PLC, Certified Public Accountants (“Larrowe”), whom the audit committee of the Board has selected as the Company’s independent certified public accountant for the year ended December 31, 2006. Representatives of Larrowe will be present at the Annual Meeting with the opportunity to make a statement if they desire, and they will be available to respond to appropriate questions.

Audit fees. Audit fees include fees billed to the Company by Larrowe in connection with the annual audit of the Company’s financial statements and review of the Company’s interim financial statements. The aggregate fees billed to the Company by Larrowe for audit services rendered to the Company for the fiscal year ended December 31, 2004 were $48,299 and such fees are estimated for the fiscal year ended 2005 to be $53,400. The fees shown for 2004 are $10,092 higher than disclosed in the 2005 proxy statement primarily due to additional procedures related to the quarterly financial statements.

Audit-Related fees. Audit related services include agreed upon procedures related to internal controls over credit grading, assistance to management and the Board regarding capital and expansion implications. The aggregate fees billed to the Company by Larrowe for audit-related services for the fiscal years ended December 31, 2004 were $10,722 and such fees are estimated for the fiscal year ended 2005 to be $16,500. The fees shown for 2004 are $353 lower than disclosed in the 2005 proxy statement.

Tax fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to the Company by Larrowe for tax-related services for the fiscal years ended December 31, 2004 were $3,010 and such fees are estimated for the fiscal year ended 2005 to be $3,500. The fees shown for 2004 are $1,010 higher than disclosed in the 2005 proxy statement.

All other fees. There were no additional fees billed to the Company by Larrowe for the fiscal years ended December 31, 2004 and 2005.

In accordance with its Audit Committee Charter, the Company’s Audit Committee must approve in advance any audit and permissible non-audit services provided by the Company’s independent auditors and the fees charged.

ANNUAL REPORT

In accordance with the regulations of the Securities and Exchange Commission, the Company’s 2005 Annual Report on Form 10-KSB for the year ended December 31, 2005, including the consolidated financial statements and schedules, accompanies this Proxy Statement. No part of the 2005 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made. The Company will furnish any exhibit to the Form 10-KSB upon payment of the cost of copying the exhibit, upon written request to:

Mark H. Towe

Senior Vice President

Surrey Bancorp

P.O. Box 1227

145 North Renfro Street

Mount Airy, North Carolina 27030

HOW TO SUBMIT SHAREHOLDER PROPOSALS

How to submit a shareholder proposal for possible inclusion in the Company’s 2007 Proxy Statement: To be considered for inclusion in the proxy materials for the Company’s next annual meeting in 2007, shareholder proposals must be received at the Company’s principal office (currently, 145 North Renfro Street, Mount Airy, North Carolina 27030) not later than December 8, 2006. In order for a proposal to be included in the Company’s proxy material for any annual meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at that annual meeting and must have held those shares for a period of at least one year and continue to hold them through the date of that annual meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

Shareholder proposals after December 8, 2006: Proposals submitted after December 8, 2006 will not be included in the proxy materials for the 2007 annual meeting. However, if a shareholder wishes to have a proposal considered at the 2007 annual meeting as other business, any such proposals should be delivered to the Company’s principal office no later than February 22, 2007. Management proxies shall have discretionary authority to vote on any proposals received after February 22, 2007.

Nominations of directors: The Company’s Bylaws provide that shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Company not less than seven (7) days nor more than (50) days prior to any meeting of shareholders called for the election of directors. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the shareholders’ meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

OTHER MATTERS

Management knows of no other matters expected to be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

Edward C. Ashby, III
President

Exhibit A

Surrey Bank & Trust

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

The primary purpose of the Audit Committee of the Board of Directors of Surrey Bank & Trust (the “Bank”) is to provide independent and objective oversight of the accounting functions and internal controls of the Bank, its subsidiaries and affiliates (as applicable), and to ensure the objectivity of their financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and the senior internal audit officer. The Committee shall also review and advise the Board with respect to the Bank’s risk management policies and tax policies.

II. FUNCTIONS

The Audit Committee shall perform the following functions:

1.	Authority of the Committee. The Board of Directors hereby delegates to the Committee, in its capacity as a committee of the Board, the sole authority to engage, determine the compensation of, and provide oversight to the independent accounting firm engaged to prepare and issue an audit report (and related work) for the Bank, which firm shall report directly to the Committee. The Committee shall approve in advance any permissible non-audit services provided by the independent accountants. The Committee may delegate to the Chair and/or one or more other designated members of the Committee the authority to grant preapprovals of permissible non-audit services. Any such preapprovals shall be presented to the full Committee at its next scheduled meeting. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee determines necessary to perform its functions. The Committee shall also resolve disagreements, if any, between management and the independent auditor to assure compliance with laws and regulations.

2.	Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants’ suggested changes or improvements in the Bank’s accounting practices or controls.

3.	Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Bank’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4.	Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence. In connection with this function, the Committee may require the Bank’s counsel to circulate a questionnaire to evaluate the Bank’s compliance with banking, financial disclosure and accounting laws.

5.	Financial Disclosure Documents. Review with management and the independent accountants the Bank’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission (or the Bank’s primary Federal securities regulator), or sent to stockholders and, following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Bank’s filing on Form 10-K (or Form 10-KSB). The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Bank’s accounting principles as applied in its financial reporting, the clarity of the Bank’s financial disclosures and degree of aggressiveness or conservatism of the Bank’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

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6.	Internal Control Systems. Review with management and internal auditors the Bank’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

7.	Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

8.	Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Bank policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers’ and directors’ loan and deposit relationships and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

9.	Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and, where appropriate, replace for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Bank. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report take appropriate action to satisfy itself of the independent accountant’s independence.

10.	Adequacy of Personnel. Review periodically the adequacy of the Bank’s accounting, financial, and auditing personnel resources.

11.	Risk Management. Review and evaluate risk management policies in light of the Bank’s business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Bank’s investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, interest rate risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12.	Tax Policies. Review periodically the Bank’s tax policies and any pending audits or assessments.

13.	Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Bank’s offerings of securities.

14.	Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

15.	Complaint Procedures. Establish procedures to receive complaints or concerns regarding accounting or auditing matters and investigate any matter brought to its attention within the scope of its duties.

The Committee’s function is one of oversight and review, and it is not expected to audit the Bank, to define the scope of the audit, to control the Bank’s accounting practices, or to define the standards to be used in preparation of the Bank’s financial statements.

III. COMPOSITION & INDEPENDENCE

The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate and at least one member of the committee shall be qualified as a financial expert or have accounting, related financial management expertise, or any

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other comparable experience or background that results in the individual’s financial sophistication, all as stated in the rules of The Nasdaq Stock Market, Inc. No member of the Committee shall be employed or otherwise affiliated with the Bank’s independent accountants.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter posing the potential or actual conflict of interest is resolved.

IV. QUORUM AND MEETINGS

A quorum of the committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Bank’s Form 10-Q (or Form 10-QSB). This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee shall meet on an annual basis and otherwise as called by the Chairman. Meetings shall be scheduled at the direction of the Chairman. Except in emergency situations, notice of the meetings shall be provided at least three days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in the Bank’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with Bank management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

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REVOCABLE PROXY

SURREY BANCORP

145 North Renfro Street, Mount Airy, North Carolina 27030

APPOINTMENT OF PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SURREY BANCORP

FOR THE ANNUAL MEETING TO BE HELD APRIL 27, 2006

HOW TO COMPLETE THIS APPOINTMENT. The shares represented by this Appointment of Proxy will be voted as you direct below.

•	If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign below without marking any boxes.

•	If you wish to vote another way, mark the appropriate box, and in election of directors, cross out the name of any nominee(s) for whom you do not wish to vote.

•	If you do not mark any boxes, the Proxies will vote the shares represented by this Appointment of Proxy FOR ALL nominees listed below and should other matters properly come before the meeting, they will vote the shares in accordance with their best judgment.

To ensure that a quorum is present at the Annual Meeting. Because business can be transacted at the annual meeting only if a quorum is present, it is important that you sign and return this Appointment of Proxy even if you plan to attend the meeting. Then, if you wish to vote differently, revoke the Appointment of Proxy by following the instructions below.

How to revoke this Appointment of Proxy. You may revoke this Appointment of Proxy any time before it is exercised by the Proxies. To do so, you may either (1) file an Appointment of Proxy dated at a later time with the Secretary, or (2) attend the meeting and tell the Secretary that you wish to vote in person and actually vote in person or otherwise validly revoke your proxy.

How to sign and return this Appointment of Proxy. Whether or not you plan to attend the Annual Meeting, please sign below exactly as your name appears on the stock certificate, and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. After execution, return this Appointment of Proxy in the enclosed envelope. No postage is necessary if you mail it in the United States.

Board recommendation. The Board of Directors recommends a vote FOR election of the director nominees listed below.

APPOINTMENT OF PROXY: The undersigned shareholder of Surrey Bancorp, a North Carolina corporation (the “Company”), hereby appoints Pedro A. Pequeno and Mark H. Towe, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 27, 2006, at 10:00 a.m., local time, at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy (Surry County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, on the proposals listed below and in the Proxy Statement, and in their discretion on such other matters properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

— Please complete and sign on the other side —

— Continued from the reverse side —

1.	ELECTION OF DIRECTORS: Instructions: To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.

Eight directors to serve one-year terms expiring at the Annual Meeting in 2007.

Edward C. Ashby, III	William A. Johnson	Elizabeth J. Lovill	Robert H. Moody

F. Eugene Rees	Tom G. Webb	Buddy E. Williams	Hylton Wright

☐ FOR all nominees listed above (except as crossed out).

☐ WITHHOLD authority to vote for all nominees listed above.

2.	OTHER BUSINESS.

The Proxies vote in their discretion on other business properly presented.

Signature of shareholder

Signature of shareholder

Date: , 2006